Exhibit 99.2
Partnership Contact:
Brian Meilton
(614) 643-0314
ir@oxfordresources.com
Oxford Resource Partners, LP to Present at the 2010 Wells Fargo Securities 9th Annual Pipeline, MLP
and E&P, Services and Utilities Symposiums
COLUMBUS, Ohio, December 6, 2010 — Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) announced today that Senior Vice President and Chief Financial Officer Jeffrey M. Gutman will present at the 2010 Wells Fargo Securities 9th Annual Pipeline, MLP and E&P, Services and Utilities Symposiums in New York City on Tuesday, December 7, 2010.
Oxford will provide a live webcast of the presentation at 3:25 p.m. Eastern Time which will be accessible in the investor relations section of the Partnership’s website at www.oxfordresources.com. An archive of the webcast will be available for 30 days. A copy of the related prepared presentation will be posted today to the investor relations section of the Partnership’s website and also furnished to the SEC on Form 8-K.
About Oxford Resource Partners, LP
Oxford Resource Partners, LP is a low cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. The Partnership markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. As of December 31, 2009, Oxford controlled 91.6 million tons of proven and probable coal reserves, and it currently operates 18 active mines that are managed as eight mining complexes. The Partnership is headquartered in Columbus, Ohio.
For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.oxfordresources.com. Financial and other information about us is routinely posted on and accessible at www.oxfordresources.com.

FORWARD-LOOKING STATEMENTS: Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability or governmental regulations; significant costs imposed on the Partnership’s mining operations by extensive environmental laws and regulations, and greater than expected environmental regulation, costs and liabilities; legislation and regulatory and related court decisions and interpretations including issues related to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors; limitations in the cash distributions the Partnership receives from Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms from CONSOL Energy in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints; risks associated with major mine-related accidents; results of litigation; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Partnership’s filings with the U.S. Securities and Exchange Commission, which are incorporated by reference.